                                                                    Exhibit 10.5

                                    CONTRACT

                                     between

                     Bruker - Analytical X-Ray Systems GmbH

                         Ostliche Rheinbruckestrasse 50
                                 76187 Karlsruhe
                                     GERMANY

                                    - "AXS" -

                                       and

                     GKSS Forschungszentrum Geesthacht GmbH
                         Institut fur Werkstoffforschung
                               Max-Planck-Strasse
                                21502 Geesthacht

                                   - "GKSS" -

                              GKSS No. P3.3.02.F.02


                                    regarding

               the Purchase of Gradient Multi-layer X-ray Mirrors





CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [**] AND FILED SEPARATELY WITH THE COMMISSION.

1.       CONTRACT PRODUCTS

         "Contract products" are the X-ray mirrors defined in APPENDIX 1 to this Contract.

         GKSS agrees not to sell contract products to third parties. AXS agrees to make contract products available to the market at unfair [SIC] conditions.

2.       ORDERS

2.1 GKSS shall supply AXS on the basis of individual purchase orders ("orders") according to the conditions of this Contract.

2.2 Each order shall list the necessary information, such as item delivered (type of mirror, parameters, and quantity), delivery date, and contract number. GKSS shall immediately confirm each order in writing.

2.3 Unless otherwise expressly agreed in this Contract or in the respective order, the AXS terms and conditions of orders Appendixed to this Contract as APPENDIX 2 shall apply to orders. General GKSS terms and conditions of business that differ from the aforementioned terms and conditions shall not apply.

2.4 The prices established in APPENDIX 3 of this Contract shall be used as a basis for calculating charges; these are fixed prices until September 30, 1999. Changes in price shall be made by mutual agreement and specified in writing. GKSS is prepared to renegotiate the prices in the event of an increase in the ordered quantity or a reduction of the market price.

2.5 Delivery shall be ex works, including packaging. GKSS shall ensure that the contract products are packed with consideration of all normal transportation risks.

2.6 Payment shall be made within 30 (thirty) days after delivery and upon receipt and verification of the invoice.

2.7      The delivery time for orders less than or equal to 15 units shall be 6
         (six) weeks, beginning with receipt of the commercially and technically cleared order by GKSS and confirmation of the order by GKSS. GKSS shall confirm the commercially and technically cleared order within two (2) weeks. The delivery period for subsequent orders shall be six (6) weeks after the delivery of each previous order.

3.       REQUIREMENTS FORECAST

         AXS shall first determine its projected needs for the contract products over a period of 12 (twelve) months, beginning on the effective date of this Contract.

         This requirements forecast shall be adjusted and updated quarterly for each subsequent 12 (twelve) month period (revolving requirements forecast). The requirements forecast is intended to ensure the fewest interruptions in product deliveries to AXS and shall have no binding effect.

4.       RIGHT TO EMERGENCY PRODUCTION

4.1 GKSS recognizes that the continuous availability of the contract products is of the utmost importance to AXS. To ensure the continuous availability of the contract products for AXS, GKSS and AXS agree upon a right to emergency production as stipulated in Item 4.2 below.

4.2 If and to the extent that GKSS for any reason ceases production of the contract products or fails to fulfill its delivery obligations for a period of more than one (1) month, AXS may demand that GKSS enable AKS (particularly through the immediate provision by GKSS of technical information and documents, including software, needed for the production and testing of the contract products) to manufacture the contract products itself or to have contract products manufactured and distributed for it, and that GKSS grant the necessary rights (including relevant patent rights of GKSS).

         If the right to emergency production is exercised, then GKSS shall be entitled to an appropriate licensing fee for the use of its technical information and documents/software-programs and/or patent rights.

         In the event that it exercises its right to emergency production, AXS may require that GKSS make available at appropriate terms and conditions any special tools and/or equipment that would otherwise be unobtainable. If GKSS is unable to comply with this requirement, then it shall enable AXS to construct copies these special tools and/or equipment to the extent possible.

4.3 The right to emergency production shall end as soon as the circumstance requiring the right to emergency production has been permanently rectified. If a third party is used during emergency production, then this third party shall be required to enter into a confidentiality agreement.

         In the event of delay or inability to comply, any existing legal claims that exceed the terms of Item 4 shall remain unaffected thereby.

5.       WARRANTY AND LIABILITY

5.1 GKSS warrants that the contract products correspond to the specifications as defined in APPENDIX 1.

         The warranty period shall be 12 (twelve) months, beginning with acceptance of the contract products by AXS. The contract products must be accepted no later than eight (8) weeks after delivery by GKSS. If acceptance is not expressly refused within this period, then the contract products shall be considered as accepted.

         Complaints regarding defects must be promptly communicated to GKSS in writing. GKSS shall have the right to choose whether to repair the defect or to replace the defective contract product with a non-defective contract product within 20 (twenty) working days after the defective contract products have been received by GKSS. If the defects are not remedied, AXS shall have the right to demand at its discretion either a reduction of the price or cancellation of the Contract for the delivery about which a complaint has been made. Any further warranty claims shall be precluded in this case.

         The warranty period shall be three (3) months for any repaired or replaced contract products delivered, although it shall continue at least until the expiration of the original warranty period.

5.2 Liability of GKSS, its legal representatives, and its agents due to breach of contract or tort shall be limited to willful misconduct, gross negligence, lack of a guaranteed quality, and violation of an obligation if such violation would endanger the object of the Contract. Liability shall be limited to DM 500,000 (five hundred thousand Deutsche marks).

5.3 AXS shall indemnify GKSS against all product liability claims made by third parties due to faulty contract products.

6.       PROTECTION OF INDUSTRIAL PROPERTY RIGHTS

         If a third party exercises legitimate claims against AXS based upon or related to patent rights due to the method of manufacturing the contract products, then GKSS shall be obligated to choose between the following actions, to be performed at its own expense:

         - to obtain a right of use for AXS from the owner of the patent rights, or

         - to change the parts of the contract products relevant to the patent rights, or

         - to replace the parts relevant to the patent rights with parts not subject to the patent rights, or

         - to take back the corresponding contract products in exchange for a refund of the purchase price.

         A prerequisite for this is that AXS must immediately advise GKSS of all claims made, as well as all subsequent proceedings.

         Any further claims resulting from infringement of patent rights owned by third parties shall be precluded.

7.       CONFIDENTIALITY

         Each contracting party shall maintain confidentiality regarding technical documents and information, as well as special knowledge of each other's internal matters, and shall divulge such information to third parties only with the explicit consent of the other contracting party, if and to the extent that this information is not generally known through publication or some other form without breaching this obligation of confidentiality.

         Any third parties that may become involved in this Contract must also be explicitly subjected to this obligation. This obligation shall continue in effect even after termination of this Contract.

8.       CONTRACTUAL PERIOD

         This Contract shall come into effect upon signing.
         AXS shall be obligated to purchase mirrors in a cumulative total volume of DM 360,000 during the period of October 1, 1998 to September 30, 2001. The Contract may be terminated no earlier than September 30, 2000 with a 12-month period of notice. In the event of this premature termination, AXS shall be obligated to purchase mirrors valued at no less then DM 240,000.

9.       OTHER PROVISIONS

9.1 No ancillary agreements exist. Changes and additions to this Contract must be made in writing.

9.2 Should individual provisions of this Contract be or become invalid, then the remaining provisions of this Agreement shall be unaffected thereby. In such an event, both sides shall replace the invalid provision with a valid provision that achieves the purpose of the affected provision to the extent possible. A similar procedure must be applied should a loophole become apparent in the course of completing the Contract.

9.3 Two (2) copies of the Contract shall be prepared, with each contracting party receiving one copy.

Geesthacht, October 1, 1998                  Karlsruhe, October 1, 1998
GKSS Forschungszentrum                       Bruker-AXS-Analytical X-Ray Systems
Geesthacht GmbH                              GmbH


---------------------------                  -----------------------------------

Appendix 1
                                 Specifications

-----------------------------------------------------------------------------------------------------------------------------------
C79298A3208C30                  Sl-Cu-S-40-P       [**]        [**]        [**]       [**]         [**]        [**]           [**]
-----------------------------------------------------------------------------------------------------------------------------------
C79298A208C31                   Sl-Cu-S-60-P       [**]        [**]        [**]       [**]         [**]        [**]           [**]
-----------------------------------------------------------------------------------------------------------------------------------
C79298A3208C32                  Sl-Cu-L-60-P       [**]        [**]        [**]       [**]         [**]        [**]           [**]
-----------------------------------------------------------------------------------------------------------------------------------
C79298A3208C33                  Sl-Co-S-40-P       [**]        [**]        [**]       [**]         [**]        [**]           [**]
-----------------------------------------------------------------------------------------------------------------------------------
C79298A3208C34                  Sl-Co-S-60-P       [**]        [**]        [**]       [**]         [**]        [**]           [**]
-----------------------------------------------------------------------------------------------------------------------------------
C79298A3208C35                  Sl-Co-L-60-P       [**]        [**]        [**]       [**]         [**]        [**]           [**]
-----------------------------------------------------------------------------------------------------------------------------------
Custom design according to
specifications to be determined
-----------------------------------------------------------------------------------------------------------------------------------



Dimensional tolerances:          [**]
Error of curvature:              [**]
Substrate material:              [**]
Material combination:            [**]
Coating material:                [**]

The procedure for determining the radioscopic mirror parameters is as follows:
(A) Measurements:
[**]
(B) Determination of mean reflectivity:
[**]
(C) Determination of the mean lattice constant:
[**]
(D) Determination of the mean gradient:
[**]



[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

APPENDIX 2

                             CONDITIONS OF PURCHASE

I. PURCHASE ORDER AND ORDER CONFIRMATION
(1) Bruker AXS Analytical X-Ray Systems GmbH (purchaser) may cancel the purchase order if the supplier has not provided written confirmation (order confirmation) within two weeks after receipt.
(2) If the order confirmation differs from the purchase order, the purchaser shall be bound only if he has agreed to the difference in writing. Specifically, the purchaser shall be bound by the supplier's general terms and conditions of business only to the extent that these terms and conditions are in accordance with the purchaser's terms and conditions, or if the purchaser agrees to them in writing. Acceptance of product deliveries or services, as well as payments, do not constitute an agreement.
(3) Changes or additions to the purchase order shall be valid only if they are confirmed in writing by the purchaser.

II. DELIVERY TIME
(1) Timeliness of product deliveries shall be determined based upon their arrival at the receiving location specified by the purchaser, and the timeliness of product deliveries involving assembly or installation, as well as services, shall be based upon their acceptance.
(2) In the event of a discernible delay of a product delivery or service, the purchaser must be notified of this delay immediately and his decision regarding further action must be obtained.

III. TRANSFER OF RISK, SHIPPING
(1) For services and product deliveries involving assembly or installation, risk shall be transferred upon acceptance; for product deliveries without setup or assembly, risk shall be transferred upon their arrival at the receiving location specified by the purchaser.
(2) Unless otherwise agreed, the supplier shall bear the costs for shipping and packaging. In the case of pricing ex works or from the supplier's sales warehouse, shipments must be made at the lowest possible cost in each case, unless the purchaser has specified a particular mode of shipment. The supplier shall bear additional costs incurred due to a failure to comply with shipping regulations. The purchaser may also specify the mode of shipment for pricing free consignee. The supplier shall bear the additional costs of any accelerated shipment needed in order to comply with his delivery deadline.
(3) Each delivery shall be accompanied by a packing slip or delivery receipt containing details of the contents as well as the complete purchase order identification code. An immediate notification of the shipment must be sent with this same information.

IV. INVOICES

Invoices must specify the purchase order identification code as well as the numbers for each individual item. Invoices are not payable so long as this information is missing. Copies of invoices must be identified as duplicates.

V. PAYMENTS

(1) Unless otherwise agreed, payments shall be made within 14 days minus a 3% discount, or within 30 days minus a 2% discount, or within 90 days net.
(2) The payment period shall begin as soon as the product delivery or service has been completed and the properly issued invoice has been received. If the supplier must provide material tests, inspection logs, quality documents, or other documents, the receipt of these documents shall also be a prerequisite for the completeness of the product delivery or service. A discount deduction shall also be permitted if the purchaser offsets or withholds payments in an appropriate amount due to defects; the payment period shall begin following complete remedy of the defect or defects.
(3) Payments do not constitute recognition of the products or services as complying with the Contract.

VI. LIABILITY FOR DEFECTS

(1) The supplier must provide a one-year warranty for his products and services. The warranty period shall begin with the transfer of risk (Item III, Para. 1). In the event of product deliveries to locations where the purchaser is conducting projects outside of his factories or facilities, the warranty period shall begin with the acceptance by the party for whom the purchaser is conducting the project or projects. The warranty period shall end no later than two years following transfer of risk.
(2) If defects are determined before or upon transfer of risk or appear during the warranty period, then the supplier must bear the costs for either eliminating the defect or delivering a new non-defective product or service, based upon the purchaser's choice. This shall also apply to product deliveries in which inspection is limited to random samples. The purchaser shall make a decision based upon his own reasonable discretion.
(3) If the supplier fails to remedy the defect or provide a new product delivery or service within an appropriate time period determined by the purchaser, then the purchaser shall have the right to withdraw fully or partially from the Contract without compensation, or to require a reduction of the price, or to demand that the supplier perform or have performed at his own cost repairs or new product deliveries, or to demand compensation for nonperformance. This shall also apply if the supplier declares that he is unable to remedy the defect or to deliver a new product or service within an appropriate period of time.
(4) Repairs may be performed at supplier's cost without the specification of a time period if delivery is made following the onset of a delay and the purchaser has an interest in immediate repair in order to avoid a delay or for other reasons of urgency.
(5) The rights described above shall expire one year after the defect is reported.
(6) More extensive legal rights, especially regarding reimbursement of costs for useless work or processing, shall remain unaffected.

(7) Complaints regarding defects may be raised within one month of product delivery or performance of service or, if the defect is noticed only during work, processing or utilization, with one month from the time that the defect is detected.
(8) The aforementioned arrangements shall apply similarly for services performed to remedy defects.
(9) The supplier shall bear the costs and risks for the return of defective delivered products.

VII. SUBCONTRACTING ORDERS TO THIRD PARTIES

Orders may not be subcontracted to third parties without the written consent of the purchaser, and such subcontracting shall entitle the purchaser to fully or partly withdraw from the Contract or to demand compensation for damages.

VIII. MATERIAL PROVIDED BY THE PURCHASER

(1) Material provided by the purchaser shall remain the property of the purchaser and must be separately stored, marked, and managed at no cost. Provided material may be used only for the purchaser's orders. The supplier must compensate the purchaser in the event of depreciation in value or loss. This shall also apply for the authorized transfer of use of material associated with the order.
(2) The material shall be processed or transformed for the purchaser. The purchaser shall become the owner of the new or transformed item. If this is not possible for legal reasons, then the purchaser and the supplier agree that the purchaser shall become the owner of the new item at every point in time during the processing and transformation. The supplier shall store the new item free of charge for the purchaser, exercising due and proper care.

IX. TOOLS, MOLDS, SAMPLES, SECRECY, ETC.

Tools, molds, samples, models, sections, drawings, standards, printed materials, and manuals provided by the purchaser, as well as items manufactured based upon these materials, shall not without the written consent of the purchaser be passed on to a third party nor used for purposes other than those specified in the Contract. They shall be safeguarded against unauthorized inspection or use. The purchaser may demand their return without prejudice to his other rights if the supplier violates these obligations.

The supplier shall not disclose to third parties any information acquired from the purchaser unless it is generally known or the supplier has legitimately acquired knowledge of it in some other way.

X. ASSIGNMENT OF RECEIVABLES

No receivables shall be assigned without the purchaser's written consent.

XI. ADDITIONAL PROVISIONS

Where points arise that are not covered by these conditions, the statutory provisions shall apply.

XII. VENUE, APPLICABLE LAW

(1) If the supplier is listed in the Commercial Register, the venue shall be the place from which the purchase order was issued.
(2) This Contract shall be subject to German law, excluding the United Nations Convention on Contracts for the International Sale of Goods signed on April
11, 1980.

XIII. INSURANCE POLICIES

The product deliveries shall be insured for transportation by Bruker AXS Analytical X-Ray Systems GmbH. The supplier must inform the carriers of the SVS/RVS restrictions. The supplier must bear the costs of any SVS/RVS premiums.

APPENDIX 3

                                   PRICE LIST

-------------------------------------- ------------------------------------------- ------------------------------
      Purchase Order Number                           Price Basis                           Price / DM
             AXS                                                                        plus applicable VAT
-------------------------------------- ------------------------------------------- ------------------------------

C79298-A3208-Cxx(*1)                   [**]unit quantities                         [**]
(glued, bent, inspected)
                                                                                   to be negotiated

                                                                                   per agreement
custom designs
(to be specified)
-------------------------------------- ------------------------------------------- ------------------------------

(*1) = C30,C31, C32, C33, C34, C35 and multi-layer with similar specifications.

Both parties reserve the right to price adjustments to compensate for cost increases as well as in response to changes in the market price.









[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                          ACKNOWLEDGMENT OF TRANSLATION

                                 August 14, 2001

         The undersigned officer of the Registrant hereby acknowledges on behalf of the Registrant that the foregoing translation of the Supply Agreement between Bruker AXS GmbH and GKSS Forschungszentrum Geesthacht GmbH is a fair and accurate English translation from German of the original executed agreement.

                                           BRUKER AXS INC.

                                           By: /s/ Martin Haase
                                              ----------------------------------
                                              Martin Haase, President and Chief
                                              Executive Officer

BRUKER
   AXS

GKSS Forschungszentrum                                  Name: Barbara Schimmel
Mr. C. Schroder                                         Department: AXS EK
BTT/VJD                                                 Telephone: 0721/595-5521
Max-Planck-Strasse                                      Fax: 0721/595-2111
21502 Geesthacht                                        Your letter:
                                                        Our
                                                        Date: May 30, 2001


MULTILAYER X-RAY MIRROR CONTRACT GKSS NO. P 3.3.02.F.02

Dear Mr. Schroder:

We hereby propose amending clause 8 of the above-referenced contract (term of contract) to read as follows:

Bruker AXS GmbH agrees, from 10/01/01 to 09/30/03, to purchase at least [**] of x-ray mirrors. The contract may be cancelled at earliest on 09/30/03 with 3 months notice. Thereafter, it will be renewed [automatically] for one year, unless it is cancelled 3 months prior to expiration.

All other clauses of the contract remain valid as they stand.


Sincerely,
/s/  Barbara Schimmel

Bruker AXS GmbH


                                  [letterhead]

[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                                                            GKSS
                                                               FORSCHUNGSZENTRUM

GKSS P.O. Box [illeg.] D-21502 Geesthacht

GKSS Forschungszentrum
Max-Planck-Strasse
D-21502 Geesthacht
Telephone, main office: 04152/87 - 0
Fax, main office: 04152/87 - 1403
Internet: http://www.gkss.de


Bruker AXS GmbH
Ms. Barbara Schimmel
P.O. Box
76181 Karlsruhe

Your reference/ Our reference       Phone extension  Fax extension    Date
Your message    BTT/VJD(beta)Scho   04152-87-1722    04152-87-1818[?] [illeg.]
05/30/01

MULTILAYER X-RAY MIRROR CONTRACT GKSS NO. P 3.3.02.F.02 - NEW: 3.T4.00.F.03


Dear Ms. Schimmel:

We are hereby pleased to confirm that we agree with the proposal you make in your letter of 05/08/01 to amend clause 8 of our contract regarding term and cancellation options, while the rest of the contract continues to be valid, though with amended annexes 1 and 3. For the above, please refer our letter of 05/30/01.



Sincerely,


GKSS Forschungszentrum Geesthacht GmbH
/s/ C. Scherg                  /s/ C/ Schroder
(Chr. Scherf)                  (C. Schroder)



                                  [letterhead]

                          ACKNOWLEDGMENT OF TRANSLATION

                                 October 6, 2001

         The undersigned officer of the Registrant hereby acknowledges on behalf of the Registrant that the foregoing translation of the letters of extension relating to the Supply Agreement between Bruker AXS GmbH and GKSS
Forschungszentrum Geesthacht GmbH is a fair and accurate English translation from German of the original executed agreement.

                                          BRUKER AXS INC.
                                          By: /s/ MARTIN HAASE
                                             -----------------------------------
                                             Martin Haase, President and Chief
                                             Executive Officer